Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of Class A common stock, $0.0001 par value per share, of Shapeways Holding, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as Exhibit 1 to such Schedule 13D.  In evidence thereof, the undersigned hereby execute this agreement this 4th day of October, 2021.

LUX VENTURES III, L.P.

By: LUX VENTURE PARTNERS III, LLC

By: /s/ Peter Hebert

Peter Hebert

 Managing Member

LUX VENTURE PARTNERS III, LLC

By: /s/ Peter Hebert

Peter Hebert

 Managing Member

LUX VENTURES III SPECIAL FOUNDERS FUND, L.P.

By: LUX VENTURE PARTNERS III, LLC

By: /s/ Peter Hebert

Peter Hebert

 Managing Member

LUX VENTURE CAYMAN III, L.P.

By: LUX VENTURE PARTNERS CAYMAN III, LLC

By: /s/ Peter Hebert

Peter Hebert

 Managing Member

LUX VENTURE PARTNERS CAYMAN III, LLC

By: /s/ Peter Hebert

 Peter Hebert

 Managing Member

LUX CO-INVEST OPPORTUNITIES, L.P.

By: LUX CO-INVEST PARTNERS, LLC

By: /s/ Peter Hebert

Peter Hebert

 Managing Member

LUX CO-INVEST PARTNERS, LLC

By: /s/ Peter Hebert

Peter Hebert

 Managing Member

/s/ Peter Hebert

Peter Hebert

/s/ Joshua Wolfe

Joshua Wolfe